Exhibit 5.1

July 18, 2023

Board of Directors

Ellington Financial Inc.

53 Forest Avenue

Old Greenwich, Connecticut 06870

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Ellington Financial Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the proposed issuance of (i) up to an aggregate of 11,711,240 shares (the “Common Shares”) of common stock, par value $0.001 per share (“Common Stock”), of the Company, (ii) up to an aggregate of 379,668 shares (the “Series D Shares”) of 7.00% Series D Cumulative Perpetual Redeemable Preferred Stock, $0.001 par value per share (“Series D Preferred Stock”), of the Company, and (iii) up to an aggregate of 957,133 shares (the “Series E Shares,” and together with the Series D Shares, the “Preferred Shares”) of 8.250% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.001 par value per share (“Series E Preferred Stock”), of the Company. The Common Shares and the Preferred Shares are to be issued in connection with the merger (the “Merger”) of Arlington Asset Investment Corp., a Virginia corporation (“Arlington”), with and into EF Merger Sub Inc., a Virginia corporation and wholly-owned subsidiary of the Company (“Merger Sub”), as contemplated by the Agreement and Plan of Merger, dated May 29, 2023 (the “Merger Agreement”), by and among the Company, Merger Sub, Arlington and, for the limited purposes set forth therein, Ellington Financial Management LLC, a Delaware limited liability company and external manager of the Company.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with the foregoing, we have examined the following documents:

(a)	The Registration Statement and the related proxy statement/prospectus included therein, in substantially the form to be filed with the Commission on the date hereof under the Securities Act;

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	1114 Avenue of the Americas, 32nd Floor New York, New York 10036 Tel +1.212.237.0000 Fax +1.212.237.0100 velaw.com

Board of Directors Ellington Financial Inc. July 18, 2023 Page 2

(b)	The Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on July 14, 2023, and as certified by the Secretary of the Company on the date hereof (the “Certificate of Incorporation”);

(c)	The Amended and Restated Bylaws of the Company, dated as of January 5, 2023, as certified by the Secretary of the Company on the date hereof (the “Bylaws”);

(d)	Resolutions adopted by the Board of Directors of the Company on May 29, 2023, relating to, among other matters, the approval of the Merger Agreement and transactions contemplated thereby, including the Merger and the issuance of the Common Shares and the Preferred Shares (the “Board Resolutions”), as certified by the Secretary of the Company on the date hereof;

(e)	The Merger Agreement; and

(f)	The certificate of the Secretary of State of the State of Delaware (the “DE SOS”) as to the due incorporation, existence and good standing of the Company, dated July 18, 2023 (the “Delaware Certificate”).

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures, (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company), (vi) prior to the issuance and delivery of any of the Preferred Shares, as contemplated by the Merger Agreement, all necessary corporate action on the part of the Company will have been taken to file with the DE SOS certificates of designations with respect to such Preferred Shares in substantially the form attached as Exhibit 3.9 and Exhibit 3.10 to the Registration Statement, and such certificates of designations will have been accepted for record by the DE SOS, (vii) any Common Shares or Preferred Shares will not be issued in violation of Article XIII of the Certificate of Incorporation, (viii) upon issuance of any Common Shares, the total number of shares of Common Stock issued and outstanding, plus the total number of shares of Common Stock that are reserved but unissued, will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation, (ix) upon issuance of any Preferred Shares, the total number of shares of preferred stock, par value $0.001 per share (“Preferred Stock”), of the Company issued and outstanding will not exceed the total number of shares of Preferred Stock that the Company is then authorized to issue under the Certificate of Incorporation, (x) upon issuance of any Series D Shares, the total number of shares of Series D Preferred Stock issued and outstanding will not exceed the total number of shares of Series D Preferred Stock that the Company is then authorized to issue under the Certificate of Incorporation and (xi) upon issuance of any Series E Shares, the total number of shares of Series E Preferred Stock issued and outstanding will not exceed the total number of shares of Series E Preferred Stock that the Company is then authorized to issue under the Certificate of Incorporation. As to factual matters, we have relied upon a certificate of the Secretary of the Company and upon certificates of public officials.

Board of Directors Ellington Financial Inc. July 18, 2023 Page 3

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

1.	The Company is a corporation duly incorporated and existing under the laws of the State of Delaware, is in good standing with the Secretary of State of the State of Delaware and has the corporate power and authority to issue the Common Shares and the Preferred Shares.

2.	The Common Shares, when issued and delivered in accordance with the Registration Statement (as declared effective by the Commission), the Board Resolutions and the Merger Agreement, will be validly issued, fully paid and non-assessable.

3.	The Preferred Shares, when issued and delivered in accordance with the Registration Statement (as declared effective by the Commission), the Board Resolutions and the Merger Agreement, will be validly issued, fully paid and non-assessable.

The opinion with respect to the incorporation, existence and good standing of the Company in the State of Delaware is based solely on the Delaware Certificate.

We do not purport to express an opinion on any laws other than the Delaware General Corporation Law.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement referred to above and to the reference to this firm under the heading “Legal Matters” therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. The opinions expressed in this letter speak only as of its date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Vinson & Elkins L.L.P.